Investor Presentation November 2007

This presentation contains several statements about management's current expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including risks and uncertainties that relate specifically to the contemplated acquisition of D3 Technologies, Inc., such as: (i) the risk that the acquisition will not be consummated as a result of the failure to fulfill any of the conditions precedent to the transaction; (ii) that the D3 business will not be integrated successfully into LMI; (iii) the risk that the expected benefits of the acquisition may not be realized; and (iv) LMI's increased indebtedness after the acquisition. Other non-acquisition related risks include those factors discussed from time to time in LMI's filings with the Securities and Exchange Commission. Please refer to the Risk Factors contained in LMI's annual report on Form 10-K for the year ended December 31, 2006 for more details. Safe Harbor Statements

Lawrence E. Dickinson Chief Financial Officer and Secretary

Business Overview LMI Aerospace, Inc. is a leading provider of design engineering services, structural components, assemblies and kits to the aerospace, defense and technology industries Produces more than 30,000 aerospace products for integration into a variety of civilian and military aircraft platforms Supports both military and commercial aircraft lifecycles, from conceptual design, analysis and certification through production support, fleet support and service life extensions 18 facilities in 13 cities Successfully integrated seven acquisitions since 1996 LTM revenue of $144 million and LTM EBITDA of $22 million as of September 30, 2007

Leading Provider of Assemblies, Kits and Components 737 Winglet Housing Gulfstream Fuselage Kit Sikorsky Helicopter Cabin Assembly Leading Edge Superior reputation for quality and on-time delivery

D3 Acquisition Adds Design Engineering Services F-35 Composite Wing and Fuselage Center Barrel Replacement Tool Tooling Services Boeing LCF Door Group Support Well positioned on both commercial and military platforms Well positioned on both commercial and military platforms

Strategic Benefits of the Combination LMI will be positioned as a "turnkey" aerospace systems provider Strengthens LMI's current customer relationships Potential access to Airbus with combined capabilities Capitalizes on accelerating trend toward OEM outsourcing of complex aircraft development projects Enhances the depth of LMI's management and engineering team Adds over 350 highly skilled engineers Adds additional 787 program participation and unique composite materials engineering expertise D3 Engineering LMI Manufacturing LMI / D3 Design-Build Services

LMI / D3 Design-Build Strategy Combined D3 / LMI program management processes fully support program lifecycles Expansion of assembly capability and planned move into high speed machining Increased complexity of metallic assemblies Increased complexity of machined parts Expertise with composite and other non-metal technologies Composites design capability acquired via D3 Technologies Increased assembly capability and high speed machining Composite / metal joints Titanium sub-structure Development / acquisition of composites manufacturing capability Design Phase D3 PMO Lead LMI Adv Projects Lead Transition to Production Phase Sustaining Program LMI Operations Lead

Wichita Auburn Sun Valley Tulsa St. Louis Vista Irving Savannah Mexicali Machining Forming Distribution HQ Processing Strategic Geographic Locations Design Mukilteo Dallas Greenville Washington San Diego

Strong Relationships with OEMs & Tier 1s Exclusive long-term agreements with many customers

Diversification Across Aerospace Sectors Revenue By End Market LMI applies its capabilities across multiple customers and aircraft platforms FY07 (E): $175 MM FY01: $71 MM Note: FY07 estimate as of 11/08/2007

Business Jet Market Domestic and international demand is expected to remain strong LMI Aerospace is a strategic supplier to Gulfstream, the leading business jet manufacturer Source: Wall Street Research Global Business Jet Deliveries Jet Deliveries of LMI Aerospace Customers LMI Aerospace customers include Bombardier and Gulfstream 2003 - 2008 CAGR = 22% 2003 - 2008 CAGR = 19%

Provider of Business Jet Kits and Components Fuselage Skins and Components Wing Skins and Components Leading Edges Structural Sheet Metal & Extruded Components Detail Interior Components G-350 G-450 G-550 Challenger-300

Commercial Aircraft Market Production rates growing for the foreseeable future Growth in commercial air travel is driving aircraft sales Expected to increase from 2.7 billion RPMs in 2007 to 3.2 billion RPMs in 2010. Source: Airline Monitor Large Commercial Aircraft Deliveries

Provides Vital Parts to All Major Boeing Models Fuselage Skins and Components Wing Skins and Components Leading Edges Winglet Leading Edges Door Components Cockpit Window Frames 737 747 767 777 787

Military Market

- Strong growth for rotorcraft driven by
  - High utilization levels
  - Aging fleet
  - Continued reliance on rotorcraft for force mobility


($ in billions)
Defense Aircraft Procurement Budget
$45
$40
$35
$30
$25
$20
2006 – 2010 CAGR = 11%
$25
$26
$29
$34
$38
2006
2007
2008
2009
2010

Source: FY07 Greenbook, FY08 Budget Request, & Wall Street Research


Black Hawk Production - # of Units
180
150
120
90
60
30
0
2007 – 2010 CAGR = 19%
87
114
125
148
2007
2008
2009
2010

Source: The Teal Group, August 2007

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Provider of Assemblies and Components



UH- 60 Black Hawk

- Helicopter Cabin Components
- Helicopter Assemblies



AH-64 Apache

- Housings and Assemblies for Gun Turrets

Other military platforms include B-52 Bomber, V-22 Osprey, F-15 Eagle, F-16 Fighting Falcon, F/A-18 Hornet, C-17 Globemaster, and C-130 Hercules

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Leverage customer relationships Seek large programs of components, kits and assemblies Provide kitting, logistics and inventory management services Access new aircraft platforms through Tier 1s Culture of continuous improvement Aggressive use of lean manufacturing techniques Targeted use of low labor cost areas Invest in our people through training Expand products, capabilities and programs Engineering capability to provide turnkey design/build products Composites and other non-metal technologies Assembly capability and high speed machining Growth Strategy ?

Strong Financial Performance Revenue & Operating Margin Amounts in millions Notes: -LTM numbers as of September 30, 2007. -LTM numbers include D3 revenue post-acquisition. -2008E midpoint of guidance as of 11/8/2007. Amounts in millions Guidance for 2008

Growing EBITDA and Solid Balance Sheet Strong balance sheet and cash flows provide significant debt capacity for growth On 11/9/07, we filed a shelf registration statement to address future capital needs EBITDA Notes: -LTM numbers as of September 30, 2007. -LTM numbers include D3 EBITDA post-acquisition. Amounts in millions Amounts in millions Capitalization